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EXHIBIT 4.10

THIRD SUPPLEMENTAL INDENTURE

        THIRD SUPPLEMENTAL INDENTURE (this "Third Supplemental Indenture") is dated as of February 7, 2003, by and among Houghton Mifflin Company, a Massachusetts company (the "Company"), and State Street Bank and Trust Company, as successor to The First National Bank of Boston (the "Trustee").

WITNESSETH:

        WHEREAS, the Company and the Trustee have entered into an Indenture, dated as of March 15, 1994, as supplemented by the First Supplemental Indenture, dated as of July 27, 1995, and the Second Supplemental Indenture, dated as of December 30, 2002 (the "Indenture"), relating to, among other things, the issuance of $125,000,000 aggregate principal amount of 7.00% Senior Notes due 2006 (the "2006 Notes");

        WHEREAS, Section 902 of the Indenture provides that provisions in the Indenture relating to the 2006 Notes may be changed, supplemented or amended with the consent of the holders of not less than a majority in principal amount of the outstanding 2006 Notes (the "Requisite Consents");

        WHEREAS, the Company has offered to purchase for cash all of the outstanding 2006 Notes (the "Tender Offer") upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated January 15, 2003, as amended or supplemented from time to time (the "Offer to Purchase"), and the Letter of Transmittal and Consent, dated January 15, 2003, as amended or supplemented from time to time, and in connection therewith has solicited consents from holders of the 2006 Notes to proposed amendments (the "Amendments") to the Indenture as described in the Offer to Purchase;

        WHEREAS, the Tender Offer, and the effectiveness of this Third Supplemental Indenture and the Amendments, is conditioned upon, among other things, obtaining of the Requisite Consents to the Amendments by the Consent Payment Deadline (as defined in the Offer to Purchase) and satisfaction of the Financing Condition (as described and defined in the Offer to Purchase, unless waived by the Company);

        WHEREAS, the Company has received and delivered to the Trustee the Requisite Consents relating to amendments to the Indenture with respect to the 2006 Notes;

        WHEREAS, the Company has been authorized by a resolution of its Board of Directors to execute, deliver and perform its obligations under this Third Supplemental Indenture; and

        NOW, THEREFORE, in consideration of the premises and covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the benefit of the holders of the 2006 Notes, and no other series of securities which may be issued under the Indenture, the Company and the Trustee hereby agree as follows:

ARTICLE ONE

        Section 1.1    Definitions.

        Capitalized terms used in this Third Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Indenture.

ARTICLE TWO

        Section 2.1    Amendments.

        Effective upon the Settlement Date (as defined below), the following provisions of the Indenture are hereby amended solely with respect to the 2006 Notes:

          (a)   Section 101 of the Indenture solely as it relates to the 2006 Notes shall be amended by deleting the definition of "Officers' Certificate" in its entirety and substituting in lieu thereof the following:

          ""Officers' Certificate" means a certificate signed by the Chairman of the Board and the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary and Clerk or by an Assistant Clerk, of the Company, and delivered to the Trustee."

          (b)   Section 102 of the Indenture solely as it relates to the 2006 Notes shall be amended by deleting the second paragraph of Section 102 and substituting in lieu thereof the following:

          "Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1)   a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto:

            (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3)   a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4)   a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with."

          (c)   Section 403 of the Indenture solely as it relates to the 2006 Notes shall be amended as follows:

              (i)  by deleting Section 403(4) in its entirety and replacing it with the words "INTENTIONALLY OMITTED;"

             (ii)  by deleting Section 403(5) in its entirety and replacing it with the words "INTENTIONALLY OMITTED;"

            (iii)  by deleting Section 403(6) in its entirety and replacing it with the words "INTENTIONALLY OMITTED;"

            (iv)  by deleting Section 403(7) in its entirety and substituting in lieu thereof the following:

              "(7) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Outstanding Securities of any such series have been complied with."

          (d)   Section 501 of the Indenture solely as it relates to the 2006 Notes shall be amended as follows:

              (i)  by deleting Section 501(4) in its entirety and replacing it with the words "INTENTIONALLY OMITTED;"

             (ii)  by deleting Section 501 (5) in its entirety and replacing it with the words "INTENTIONALLY OMITTED;"

          (e)   Section 801 of the Indenture solely as it relates to the 2006 Notes shall be eliminated in its entirety and be replaced with the words "INTENTIONALLY OMITTED."

          (f)    Section 802 of the Indenture solely as it relates to the 2006 Notes shall be eliminated in its entirety and be replaced with the words "INTENTIONALLY OMITTED."

          (g)   Section 901 of the Indenture solely as it relates to the 2006 Notes shall be amended as follows:

              (i)  by deleting Section 901(5) in its entirety and substituting in lieu thereof the following:

              "(5) to secure the Securities; or"

             (ii)  by deleting Section 901(7) in its entirety and substituting in lieu thereof the following:

              "(7) to comply with Section 607; or"

          (h)   Section 902 of the Indenture solely as it relates to the 2006 Notes shall be amended by deleting the second paragraph of Section 902(1) in its entirety and substituting in lieu thereof the following:

              "(1) change the Stated Maturity of the principal of or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of the Company to pay additional amounts pursuant to Section 1004 (except as permitted by Section 901(1)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or change the coin or currency in which any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or"

          (i)    Section 1003 of the Indenture solely as it relates to the 2006 Notes shall be amended by deleting the first, second, third and fourth paragraphs in their entirety.

          (j)    Section 1005 of the Indenture solely as it relates to the 2006 Notes shall be eliminated in its entirety and be replaced with the words "INTENTIONALLY OMITTED."

          (k)   Section 1007 of the Indenture solely as it relates to the 2006 Notes shall be eliminated in its entirety and be replaced with the words "INTENTIONALLY OMITTED."

          (l)    Section 1008 of the Indenture solely as it relates to the 2006 Notes shall be eliminated in its entirety and be replaced with the words "INTENTIONALLY OMITTED."

          (m)  Section 1009 of the Indenture solely as it relates to the 2006 Notes shall be eliminated in its entirety and be replaced with the words "INTENTIONALLY OMITTED."

          (n)   Section 1011 of the Indenture solely as it relates to the 2006 Notes shall be amended as follows:

              (i)  by deleting Section 1011(4) in its entirety and replacing it with the words "INTENTIONALLY OMITTED;"

             (ii)  by deleting Section 1011(5) in its entirety and replacing it with the words "INTENTIONALLY OMITTED;"

            (iii)  by deleting Section 1011(6) in its entirety and replacing it with the words "INTENTIONALLY OMITTED;"

            (iv)  by deleting Section 1011(7) in its entirety and substituting in lieu thereof the following:

              "(7) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated in this Section have been complied with."

ARTICLE THREE

        Section 3.1    Effectiveness; Termination.

          (a)   This Third Supplemental Indenture is entered into pursuant to and consistent with Section 902 of the Indenture.

          (b)   This Third Supplemental Indenture shall become effective and binding on the Company, the Trustee and the holders of the 2006 Notes upon the execution and delivery by the parties to this Third Supplemental Indenture; provided, however, that the Amendments to the Indenture referred to in Article Two above will remain in effect in the form they existed prior to the execution of this Third Supplemental Indenture, the deletions and amendments of the Amendments will not become operative, and the terms of the Indenture will not be amended, modified or deleted, in each case unless and until the date (the "Settlement Date") that the Company has accepted for payment the tender of 2006 Notes and such payment has been made. On the Settlement Date, the Amendments will automatically be deleted or amended as contemplated by Article Two above.

        Section 3.2    Miscellaneous.

          (a)   On and after the Settlement Date, each reference in the Indenture to "the Indenture," "this Indenture," "hereunder," "hereof" or "herein" shall mean and be a reference to the Indenture as supplemented by this Third Supplemental Indenture unless the context otherwise requires.

          (b)   Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed, and no Amendments will affect any series of notes issued under the Indenture other than the 2006 Notes, including any outstanding 7.20% Senior Notes due 2011 of the Company.

          (c)   This Third Supplemental Indenture shall be construed and enforced in accordance with, and interpreted under, the internal laws of the State of New York.

          (d)   This Third Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties, notwithstanding that all parties have not signed the same counterpart.

          (e)   Section titles are for descriptive purposes only and shall not control or alter the meaning of this Third Supplemental Indenture as set forth in the text.

          (f)    Each of the Company and the Trustee hereby confirms and reaffirms the Indenture in every particular respect except as amended by this Third Supplemental Indenture.

          (g)   All agreements of the Issuer in this Third Supplemental Indenture shall bind its successors and assigns whether so expressed or not. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors and assigns whether so expressed or not.

          (h)   In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (i)    Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the holders of the 2006 Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

          (j)    This Third Supplemental Indenture shall be interpreted to comply in every respect with the Trust Indenture Act of 1939, as amended (the "TIA"). If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control and remain obligatory.

        IN WITNESS WHEREOF, the Company and the Trustee have caused this Third Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first written above.

HOUGHTON MIFFLIN COMPANY

By:

Name:
Title:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

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THIRD SUPPLEMENTAL INDENTURE
ARTICLE ONE
ARTICLE TWO
ARTICLE THREE